UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2024

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 E Paces Ferry Rd NE Suite 810 Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBTC*	*

*	On June 7, 2024, our Class A common stock was suspended from trading on the New York Stock Exchange and began trading under the symbol “RBTC” on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On June 27, 2024, Mr. Phil Rodoni and the Company entered into a Separation Agreement (the “Separation Agreement”) wherein Mr. Rodoni resigned from his role as Chief Executive Officer of Rubicon Technologies, Inc. (the “Company”), effective June 28, 2024. The Company sincerely thanks Mr. Rodoni for his leadership and contributions to the Company. The Separation Agreement is attached hereto and incorporated herein as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Interim Chief Executive Officer

On June 27, 2024, the Company entered into an Employment Agreement (the “Employment Agreement”) entered into between the Company and Mr. Osman H. Ahmed, wherein the Company offered Mr. Ahmed the position of Interim Chief Executive Officer. The Employment Agreement is attached hereto and incorporated herein as Exhibit 10.2 to this Current Report on Form 8-K.

Prior to his appointment to the position of Interim Chief Executive Officer, Mr. Ahmed served on the Company’s board since August 2022. Mr. Ahmed is a Co-Founder of New Circle Capital LLC. Mr. Ahmed is also a Senior Advisor at 10X Capital, having previously served as Managing Director and Head of Private Equity. He has over 15 years of principal investment, and operating experience. Mr. Ahmed has served as member of the board of African Agriculture Holdings Inc. (NASDAQ: AAGR) since December 2023. Prior to joining 10X Capital, Mr. Ahmed was the CEO of Founder SPAC, a $321M special purpose acquisition company focused on digital transformation. Previously, Mr. Ahmed was an investor at KCK Group, a private markets investor. He also served as CFO of Beehive Industries, a KCK Group Portfolio company. Mr. Ahmed previously has held roles at Volition Capital, Scale Venture Partners, and Stifel Financial (NYSE: SF). Throughout his career, Mr. Ahmed has executed leveraged buyout, special situations, and growth equity investments in technology, business services, industrials, and healthcare. Prior closed deals include: Harvest Food Distributors, Sherwood Food Distributors, Hibernia Networks (acquired by GTT), RingCentral (NYSE: RNG), TraceLink, Al Fakher Tobacco, Better.com (NASDAQ: BETR), and others. Mr. Ahmed holds a B.S. in Computer Science from the University of Southern California and an M.B.A. from the University of Chicago Booth School of Business.

Item 7.01. Regulation FD Disclosure.

On July 1, 2024, the Company issued both a shareholder letter (the “Shareholder Letter”) and a press release announcing the departure of Mr. Rodoni and the appointment of Mr. Ahmed. The Shareholder Letter and the press release are attached hereto and incorporated herein as Exhibits 10.3 and 99.1 to this Current Report on Form 8-K, respectively.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 10.3 and 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Separation Agreement, dated June 27, 2024.
10.2	Employment Agreement, dated June 27, 2024.
10.3	Shareholder Letter, dated July 1, 2024.
99.1	Press Release, dated July 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Grant Deans
	Name:	Grant Deans
	Title:	Interim Chief Financial Officer

Date: July 1, 2024

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